                                                                    Exhibit 10.5

                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------


       MANAGEMENT SERVICES AGREEMENT, dated as of October 22, 1996 (this "Agreement"), among Apex Silver Mines Corporation, a corporation organized and
----------
existing under the laws of the State of Delaware with its principal office in Denver, Colorado ("Apex Corporation") and each of the Persons from time to time
                   ----------------
a signatory hereto.


                             W I T N E S S E T H :

       WHEREAS, Apex Silver Mines Limited, an exempted limited liability company organized and existing under the laws of the Cayman Islands ("Apex
                                                                      ----
Limited"), is the majority shareholder of Apex Silver Mines LDC, an exempted
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limited duration company organized and existing under the laws of the Cayman
Islands ("Apex LDC"), and Apex LDC, directly or indirectly, controls the
          --------
Subsidiaries which are engaged in mining exploration and development activities throughout the world;

       WHEREAS, the Apex Group requires advice and assistance with respect to its management, administration and business operations, including, without limitation, management services, financial advice and strategic planning;

       WHEREAS, Apex Corporation maintains a staff of highly skilled and experienced mining industry personnel;

       WHEREAS, each entity comprising the Apex Group wishes to engage Apex Corporation to provide, or arrange for other Persons to provide, certain advisory, administrative and management services to the Apex Group, and Apex Corporation wishes to provide, or arrange for other Persons to provide, such services to the Apex Group as set forth in this Agreement; and

       NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

       1.   Definitions.  Unless otherwise defined herein, all capitalized terms
            -----------
shall have the meanings set forth in this Section 1.

            "Apex Group" means Apex Limited, Apex LDC and each of the Subsidiaries from time to time a signatory to this Agreement.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended, and the applicable regulations promulgated thereunder.

            "Operating Guidelines" means the operating guidelines attached to this Agreement as Annex A, as the same may be amended from time to time by the written agreement of the parties hereto.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Subsidiaries" means each of the entities directly or indirectly owned or controlled by Apex LDC and set forth in the table attached hereto as Annex B.

       2.   Appointment.  Each member of the Apex Group hereby engages Apex
            -----------
Corporation to provide certain management, advisory and administrative services consistent with the authority and duties set forth in Sections 3 and 4 hereof for the period and on the terms set forth in this Agreement. Apex Corporation accepts such engagement to render the services herein set forth for the compensation herein provided. The Apex Group may request Apex Corporation to render services in addition to the services to be provided pursuant to this Agreement and Apex Corporation agrees to use its best efforts to comply with such requests. Such additional services shall be provided pursuant to one or more agreements independent of this Agreement; Apex Corporation shall be compensated for any and all services provided pursuant to such separate agreements on the terms and subject to the conditions of such separate agreements.

       3.   Authority of Apex Corporation.  The Apex Group hereby engages Apex
            -----------------------------
Corporation on the terms and conditions set forth herein as its independent consultant to provide certain management, advisory and administrative services to the Apex Group in connection with the Apex Group's business operations. Apex Corporation and the Apex Group hereby acknowledge and agree that Apex Corporation is engaged by the Apex Group solely as a consultant and that, except as specifically provided for in the Operating Guidelines, Apex Corporation shall have no authority to conclude contracts or execute other documents in the name or on behalf of any of the entities in the Apex Group. Any other provision of this Agreement notwithstanding, Apex Corporation shall use its reasonable efforts to perform its obligations and duties hereunder in accordance with the Operating Guidelines which are made part of this Agreement by reference and are annexed hereto, where applicable, but in no event shall Apex Corporation be required to take any action or suffer any omission that would violate the Operating Guidelines. The parties hereto hereby agree that the preceding sentence is a material term of this Agreement.

       4.   Duties of Services Company.  Apex Corporation will provide
            --------------------------
management, advisory and administrative services in connection with Apex Group's business operations to each of the entities in the Apex Group, on an as needed basis, which will include, without limitation, the following:

                 (i) searching for and identifying investment opportunities for the Apex Group;

                 (ii) evaluating investment opportunities, once identified, for the Apex Group;

                 (iii) evaluating and making recommendations regarding existing investments of the Apex Group;

                 (iv) making recommendations with respect to the Apex Group's exploration and development activities and strategy and presenting such recommendations to the boards of directors of the Apex Group;

                 (v) staffing in sufficient numbers and with individuals with such expertise as is necessary to carry out the duties of Apex Corporation;

                 (vi) providing on-going monitoring of the Apex Group's activities;

                 (vii) providing on-going advice in connection with sales of personal property by the Apex Group;

                 (viii) providing the Apex Group with information and advice relating to the Apex Group's cash and portfolio of investments;

                 (ix) providing advice in connection with documenting contractual and financing arrangements; and

                 (x) providing financial services, including, without limitation, (A) assisting the Apex Group with respect to raising equity or debt capital, (B) assisting each Apex Group member in preparing and maintaining at such member's principal office books and accounting reports, budgets and forecasts, (C) providing tax advice and (D) providing advice regarding debt collection.

            Apex Corporation may retain third-party consultants to carry out its obligations hereunder if Apex Corporation, in its discretion, deems such consultants necessary, desirable or advisable.

            In addition, Apex Corporation shall promptly submit or cause to be submitted to the Apex Group such reports of the operations, assets and liabilities of the Apex Group as the Apex Group shall from time to time reasonably request.

       5.   Remuneration.(a) In consideration for the services to be rendered by
            ------------
Apex Corporation pursuant to this Agreement, Apex Corporation shall receive a fee in an amount equal to the direct and indirect costs incurred by Apex Corporation in providing such services to the Apex Group (including, without limitation, personnel costs, travel and expenses for fees and disbursements of third parties and all overhead expenses), plus ten percent (10%) of such costs (such fee, the "Service Fee").
                -----------

          (b) Unless paragraph 5(c) applies, the Service Fee shall be allocated to each entity comprising the Apex Group in the following manner: time devoted to any specific Apex Group entity and time devoted to the Apex Group as a whole.

          (c) The parties hereby agree that if a method of allocating and apportioning the Service Fee among the members of the Apex Group exists that is more appropriate than the method set forth in paragraph 5(b) above, such method shall be implemented and this Agreement shall be modified accordingly. Factors to be considered in establishing a different method of allocation and apportionment shall include, total expenses, asset size, sales, payroll and the level of expertise of each Apex Group member.

          (d) Apex Corporation shall establish and maintain a system that identifies all costs related to the services provided under this Agreement. The Apex Group or a mutually agreed upon certified public accountant shall have access, at all reasonable times, to the accounts and records maintained by the Apex Corporation which are relevant for the determination of the Service Fee.

          (e) The Service Fee shall accrue from the date hereof. Apex shall invoice Apex LDC for the Service Fee and such Service Fee shall be payable by Apex LDC (on behalf of any and all relevant Apex Group entities) monthly, in arrears. The Service Fee payable for any period of less than a full calendar month shall be the prorated portion thereof for the actual number of days.

          (f) In the event that Apex Corporation needs an advance with respect to the Service Fee in order to render the services set forth herein to the Apex Group, such advance shall be provided to Apex Corporation upon the consent of the board of directors of Apex Limited. Such advance shall be credit against the future monthly Service Fee payable by Apex LDC (on behalf of any and all relevant Apex Group entities) in a manner mutually agreeable by the parties.

          (g) The parties hereto agree that the documentation as required pursuant to Sections 6038A and 6662(e) of the Code shall be prepared as soon as practicable and be maintained in order to establish and support the Service Fee.

     6.   Non-Exclusivity.  Nothing in this Agreement shall be construed to
          ---------------
restrict Apex Corporation's ability to provide services to parties other than members of the Apex Group, provided that if any such services rendered to a party other than a member of the Apex Group are similar to the services rendered to members of the Apex Group under this Agreement, the provision of such services shall require the prior consent of the board of directors of Apex Limited.

     7.   Exculpation and Indemnification of Apex Corporation.  (a)  To the
          ---------------------------------------------------
fullest extent permitted by law, none of Apex Corporation or its officers, directors or employees (each an "Exculpated Party") shall be liable to the Apex
                                 ----------------
Group for (i) any act or omission taken or suffered by such Exculpated Party in connection with the conduct of the business of the Apex Group in connection with this Agreement, (ii) the rendering of advice to the Apex Group, (iii) the provision of other services by such Exculpated Party in accordance herewith,
(iv) any
action or omission taken or suffered by the Apex Group; provided, that such limitation from any liability shall not apply to any Exculpated Party that is not a natural person to the extent of any such Exculpated Party's gross negligence, willful misconduct or bad faith (or the gross negligence, willful misconduct or bad faith of any shareholder, member, officer, director or employee of such Exculpated Party) in complying with the material terms of this Agreement. To the extent that, at law or in equity, any Exculpated Party has duties (including fiduciary duties) and liabilities relating thereto to the Apex Group, such Exculpated Party acting under this Agreement shall not be liable to the Apex Group for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Exculpated Party otherwise existing at law or in equity, are agreed by the parties hereto to modify to that extent such other duties and liabilities of such Exculpated Party.

          (b) An Exculpated Party may consult with legal counsel, accountants or professional advisors selected by it with reasonable care, and any act or omission taken or suffered by it on behalf of the Apex Group in furtherance of the business of the Apex Group in good faith in reliance on and in accordance with the advice of such counsel, accountants or professional advisors shall be full justification for the act or omission, and the Exculpated Party shall be fully protected in so acting or omitting to act provided such counsel, accountants or professional advisors were selected with reasonable care.

          (c) Subject to Section 7(e) hereof, to the fullest extent permitted by law, Apex LDC shall indemnify and save harmless Apex Corporation, and its officers, directors or employees (each, an "Indemnified Party") from and against
                                            -----------------
any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim but excluding any liabilities for taxes of any Indemnified Party) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such Indemnified Party and arise out of or in connection with the business of the Apex Group or the performance by such Indemnified Party of its responsibilities hereunder (including, without limitation, those that arise out of or in connection with the employment by Apex Corporation of advisors, agents or other third parties to assist Apex Corporation in the performance of its duties pursuant to this Agreement) (each of the foregoing, a "Claim"); provided, that an Indemnified
                                      -----
Party shall not be entitled to indemnification hereunder to the extent such Claim arises from such Indemnified Party's gross negligence, willful misconduct or bad faith with respect to material terms of this Agreement. The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnified Party was grossly negligent or engaged in willful misconduct or bad faith. Any Person entitled to indemnification from Apex LDC hereunder shall obtain the written consent of Apex LDC (which consent shall not be unreasonably withheld) prior to entering into any agreement or settlement which would result in an obligation of the Apex Group to indemnify such Person; provided, that any Person entitled to indemnification hereunder may enter into an agreement or settlement without the written consent of Apex LDC on the condition that the right of such Indemnified Party to indemnification by Apex LDC is irrevocably waived.

          (d) Expenses incurred by an Indemnified Party in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by

Apex prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity and shall be extended to such Indemnified Party's successors, assigns and legal representatives.

          (e) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding or threatened action or proceeding in connection with any Claim referred to in Section 7(c), such Indemnified Party shall give written notice thereof to the Apex Group; provided, that the failure of an Indemnified Party to give such notice shall not relieve Apex LDC of its obligations pursuant to Section 7(c) hereof, except to the extent that the Apex Group is actually prejudiced by such failure to give notice.

          (f) In case any action or proceeding is commenced against any Indemnified Party which may be subject to indemnification pursuant to this
Section 7, the Apex Group shall have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from Apex LDC to such Indemnified Party of Apex LDC's election to assume the defense thereof, Apex LDC will be liable for the expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Apex LDC will not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term the giving to such Indemnified Party a release from all liability in respect of such Claim.

          (g) Any person who is not a party to this Agreement may be required, prior to being paid any amount under this Section 7, to agree to the provisions of this Section 7 applicable to Indemnified Parties.

          (h) Any claims which may be the subject of a right of indemnification pursuant to this Section 7 shall be subject to verification by an independent accountant acceptable both to the party giving and the party receiving indemnification.

     8.   Term and Termination.  (a)  This Agreement shall become effective as
          --------------------
of October 22, 1996 and shall remain in full force and effect until the date of termination or removal pursuant to subsections 8(b) and 8(c) below.

     (b) The Apex Group may terminate this Agreement or remove Apex Corporation at any time upon 30 days' written notice to Apex Corporation delivered in accordance with the provisions of Section 11 hereof.

     (c) Apex Corporation may terminate this Agreement at any time by delivering to Apex LDC (with a copy to Apex Limited's Board of Directors) a notice to that effect (the "Resignation Notice"). Apex Corporation's
                            ------------------
resignation shall be effective on the 90th day following the receipt of the Resignation Notice by Apex LDC (the "Resignation Date").
                                     ----------------

       (d) If the Resignation Date is a date other than the end of a calendar month, at the start of the calendar month in which the Resignation Date will occur, Apex LDC shall pay to Apex Corporation the amount of its Services Fee allocable to that portion of the calendar month which is prior to the Resignation Date.

       (e) The provisions of Section 7 shall survive the termination of this Management Services Agreement.

       9.   Independent Contractor Status.    This Agreement is intended to
            -----------------------------
create, and creates, a contractual relationship for services to be rendered by Apex Corporation acting in the ordinary course of its business as independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties).

       10.  Arbitration.  Any dispute or disagreement which may arise under, or
            -----------
as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in New York, New York. Once a matter has been submitted to arbitration pursuant to this section, the decision of the arbitrators reached and promulgated as a result thereof shall be final and binding upon all parties. The cost of arbitration shall be shared equally by Apex Limited and the Consultant and each party shall pay the expenses of its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys' and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

       11.  Notices.  All notices, demands and requests shall be sent to the
            -------
following addresses, or such other addresses as may be provided by the parties hereto from time to time:

            If to Apex Limited or Apex LDC:

                 Apex Silver Mines Limited/Apex Silver Mines LDC (as applicable) Caledonian House
                 Mary Street, P.O. Box 1043
                 George Town, Grand Cayman
                 Cayman Islands, B.W.I.
                 Attention: Board of Directors

                 Telephone:  (345) 949-0050
                 Facsimile:  (345) 949-8062

           If to Apex Corporation:

                 Apex Silver Mines Corporation
                 1 Norwest Center, Suite 3050
                 1700 Lincoln Street
                 Denver, Colorado  80203
                 Attention:  Mr. Gregory G. Marlier

                 Telephone:  (303) 839-5060
                 Facsimile:  (303) 839-5907

       If to any of the Apex Group entities other than Apex Limited or Apex LDC, to such address or addresses as such entities may from time to time designate to Apex Corporation.

       12.  Service Mark.  Apex LDC hereby grants Apex Corporation a non-
            ------------
exclusive royalty-free right to the use in the course of its business solely as it relates to the Apex Group, the service mark that has been developed by Apex LDC for the Apex Group. Apex Corporation acknowledges that Apex LDC intends to register this mark with the appropriate authorities in the United States and in the countries in which the Apex Group operate. The parties agree that Apex Corporation shall not acquire any other rights to the service mark other than those set forth herein. Apex LDC and Apex Corporation further agree and acknowledge that the right conveyed by this Section 12 is limited to such period as this Agreement shall remain in effect, and may be revoked by Apex LDC at any time.

       13.  Miscellaneous.  (a)  This Agreement contains the entire agreement
            -------------
between the parties hereto and may be modified only by a written agreement signed by the parties hereto. The Apex Group and Apex Corporation agree to review the terms of this Agreement, particularly as to the adequacy of the Service Fee and the allocation of such fee among the Apex Group entities, and the royalty-free right to use the service mark, from time to time upon the request of any party hereto. In the event any of the parties hereto determine that any of the terms of the Agreement should be modified, the parties hereto hereby agree to use their best efforts to revise such terms accordingly.

            (b) This Agreement may not be assigned by any party without the prior written consent of the other parties.

            (c) Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

            (d) This Agreement shall be governed by and construed in accordance with the law of the State of New York.

            (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (f) If any term or provision hereof, or the application thereof to any Person or circumstance, shall to any extent be contrary to any applicable exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is contrary, invalid, or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent hereof as evidenced by this Agreement, shall be enforceable to the fullest extent permitted by applicable regulation and law.

          (g) All books and records of Apex Corporation shall be audited by a recognized international independent certified public accounting firm.

          (h) The parties hereby agree that Apex Corporation will be designated as agent for the Apex Group for purposes of receiving service of process [in the United States]. In the event that Apex Corporation receives service of process on behalf of a member of the Apex Group, Apex Corporation shall forward such documentation to the appropriate Apex Group member.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date hereinabove written.



                          APEX SILVER MINES CORPORATION


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         APEX SILVER MINES LDC


                         By: /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         APEX SILVER MINES LIMITED


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director

                         ANDEAN SILVER MINES CORPORATION LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         APEX ASIA LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         APEX PARTNERS LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         ASC BOLIVIA LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         ASC PARTNERS LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director

                         ASC PERU LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director


                         ASM HOLDINGS LIMITED


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         COMPANIA MINERALES DE ZACATECAS,
                            S. DE R.L. DE C.V.


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         COMPANIA METALURGICA BARONES, S. DE R.L.
                            DE C.V.


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         COMPANIA METALURGICA LARGO, S. DE R.L.
                            DE C.V.


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director

                         CORDILLERAS SILVER MINES LTD.


                         By:  /s/ David Sean Hanna
                            ------------------------------------------
                            Name:   David Sean Hanna
                            Title:  Director



                         CORDILLERAS SILVER MINES (CAYMAN) LDC


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         KUMUSHTAK MANAGEMENT COMPANY


                         By: /s/ Alexander Novak
                            ------------------------------------------
                            Name:  Alexander Novak
                            Title: Director



                         MINERA DE CORDILLERAS, S. DE R.L. DE C.V.


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director



                         MINERA DE CORDILLERAS (HONDURAS),
                            S. DE R.L.


                         By:  /s/ Thomas S. Kaplan
                            ------------------------------------------
                            Name:   Thomas S. Kaplan
                            Title:  Director

                                      -1-